Annual Meeting April 30, 2019 Franklin Financial Services Corporation F&M Trust

Call to Order G. WARREN ELLIOTT

Invocation MARTHA B. WALKER

Minutes of Last Meeting G. WARREN ELLIOTT

Forward Looking Statements In order for you to better understand the business of the Company – where we all have been and where we want to go – our remarks today (those of the Company officers who will speak or respond to questions) will include forward looking statements related to anticipated financial performance, future operating results, business prospects, new products, and similar matters. These statements represent our best judgment, based upon present circumstances and the information now available to us, of what we think may occur in the future – and, of course, it is possible that actual results may differ materially from those we envision today. For a more complete discussion on the subject of forward looking statements, including a list of some of the risk factors that might adversely affect future operating results, we refer you to the section entitled “Forward Looking Statements” which appears in our annual report on Form 10-K as filed with the Securities and Exchange Commission.

Introductions G. WARREN ELLIOTT

Board of Directors G. Warren Elliott Chairman Timothy (Tim) G. Henry President & CEO Martin R. Brown Gregory A. Duffey

Board of Directors Daniel J. Fisher Donald A. Fry Allan E. Jennings, Jr. Richard E. Jordan III

Board of Directors Stanley J. Kerlin Patricia D. Lacy Donald H. Mowery Martha B. Walker

Nick Bybel Partner, Bybel Rutledge LLP Joyce Riley Assistant Corporate Secretary – Judge of Elections Steve Morehart Partner, BDO USA, LLP Garrett Low Nasdaq Representative – Speaker

Chairman’s Remarks G. WARREN ELLIOTT

If It Ain’t Broke Don’t Fix It

“Respecting our Past while Building our Future”

F&M Trust Personal Banking Commercial Services Manage Your Wealth Rates Banking Done Your Way When and where you need us. F&M Trust. A community bank with a passion for the right financial solutions. That’s banking done your way. Whether you’re a stay-at-home mom, a CFO or a business owner on the go, F&M Trust has the financial services and toolsto keep you in the know. Welcome to our 23rd community office.

Banking Done Your Way F&M Trust fmtrust.bank Member FDIC

“Respecting our Past while Building our Future.”

Thank you

Election of Directors G. WARREN ELLIOTT

Martin R. Brown Gregory A. Duffey Allan E. Jennings, Jr. Patricia D. Lacy

Say-On-Pay Vote G. WARREN ELLIOTT

Articles of Incorporation G. WARREN ELLIOTT

Omnibus Stock Incentive Plan G. WARREN ELLIOTT

Selection of Auditors G. WARREN ELLIOTT

Polls Are Open

Financial Overview MARK R. HOLLAR, CFO

Balance Sheet Highlights Dollars in Thousands ($000’s) 2014 2015 2016 2017 2018 Total Assets $1,001,488 $1,035,295 $1,127,443 $1,179,813 $1,209,587 Investments $171,751 $159,473 $143,875 $127,336 $131,846 Net Loans $717,420 $771,930 $882,798 $931,908 $960,960 Deposits $881,181 $918,512 $982,120 $1,047,181 $1,082,629 Shareholders’ Equity $103,521 $111,376 $116,443 $115,144 $118,396

Financial Highlights Dollars in Thousands ($000’s) 2014 2015 2016 2017 2018 Net Interest Income $31,614 $32,244 $34,734 $37,394 $40,654 Provision $764 $1,285 $3,775 $670 $9,954 Noninterest Income $11,131 $12,652 $11,605 $12,189 $12,629 Noninterest Expense $31,573 $31,136 $33,175 $43,172 $37,369 Income before Taxes $10,408 $12,475 $9,389 $5,741 $5,960 Income Tax $2,006 $2,271 $1,302 $3,565 $(165) Net Income $8,402 $10,204 $8,087 $2,176 $6,125

Performance Measures 2014 2015 2016 2017 2018 Return on Avg. Assets 0.83% 1.00% 0.74% 0.19% 0.52% Return on Avg. Equity 8.44% 9.52% 7.04% 1.80% 5.34% Efficiency Ratio 71.01% 67.39% 68.26% 82.59% 68.27% Net Interest Margin 3.56% 3.59% 3.62% 3.72% 3.78%

Safety & Soundness  2014 2015 2016 2017 2018 Risk-based capital ratio (Total) 15.49% 16.03% 15.67% 15.31% 15.21% Leverage ratio (Tier 1) 9.69% 10.38% 10.11% 9.73% 9.78% Nonperforming assets/total assets 1.63% 1.18% 0.92% 0.45% 0.44% Allowance for Loan Loss as a % of loans 1.25% 1.29% 1.24% 1.25% 1.28% Net (recoveries) loans charged-off / average loans 0.19% 0.04% 0.33% – 0.01% 0.97%

Quarterly Earnings Performance $3,020 $3,342 $3,076 ($7,263) $3,502 ($5,181) $4,000 $3,804$3,237  $8,000 -$6,000 -$4,000 -$2,000 $0 $2,000 $4,000 $6,000 2017 2018 2019 Q1 Q2 Q3 Q4 2019 Dollars in Thousands ($000’s)

President & CEO’s Remarks TIMOTHY (TIM) G. HENRY

“What is a community bank?”

Fulton County Franklin County Cumberland County Huntingdon County F&M Trust Headquarters Harrisburg

WHO’S A GOOD BANK? WHO’S SUCH A GOOOD BAAAANNK?!

THANK YOU

Polls Are Closed

Nasdaq Presentation GARRETT LOW

Franklin Financial Services Corporation Nasdaq 46

Nasdaq’s Diversified Business Model From Leading Information Technology, Corporate Solutions, Listings & Connectivity Products Nasdaq Listed Companies 3,900 in 50 Countries Healthcare 26% Industrial/ Resources 16% Consumer 16% Financials 20% Info Tech & Telecom 22% 3,900 LISTED COMPANIES $15T TOTAL MARKET VALUE POWERING 115 GLOBAL EXCHANGES 30 MARKETS OWNED AND OPERATED BY NASDAQ  47

Nasdaq’s Prestigious Network Of Industry Leaders Association With Marquee Brands Top 5 Largest U.S. public companies as of February 2019 Top 5 Most Admired Brands according to Fortune Top 8 Brands that matter now according to Fast Company 48

OTC Bank Upgrades to Nasdaq OTC Companies Have Higher Average Daily Volume (ADV) After Upgrading To Nasdaq PFIS Institutional Ownership 3M Before: 3 Instituional Ownership 9M After: 54 CBFV Market Cap 3M Before: 52M Market Cap 3M After: 86M  49

50 Benefit From an Exchange Listing Removes investment restrictions • Some institutional investors have by-laws that prevent investment in OTC stocks • Retail investors may be required to sign a waiver stating that they understand the risks associated with OTC stocks Provides additional regulatory oversight • Nasdaq Marketwatch: Monitors the broker/dealer firms against trading violations, i.e. manipulation • Listing Qualifications: Ensures listed companies adhere to minimum financial and corporate governance standards Inclusion and coverage • Inclusion into indexes that are tracked by buy-side institutions, like the S&P indexes, and the Russell 2000 & 3000 • Increase the likelihood of analyst coverage • Stock will be more attractive form of currency when contemplating issueing shares in merger or acquisition

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Nasdaq Corporate Solutions As the only provider with clients across all industries, sectors and regions, we offer unparalleled visibility into the global capital markets for the long term. #1 In Global Scale And Reach 3,500+ Companies rely on Nasdaq IR Intelligence 6,500+ Users Rely on Nasdaq IR Insight®  1,600+ Issuers Rely on Nasdaq Advisory Services 97% DOW 30 94% NASDAQ 100 S&P 87% 500  53

Committed to Our Clients’ Success Nasdaq has made strategic investments to our suite of visibility assets & our expert teams in order help our listed companies achieve their brand & visibility goals 100+ DEDICATED PR & MARKETING EXPERTS 90% OF MARKETING BUDGET ALLOCATED TO OUR ISSUERS. Nasdaq’s Suite of Assets #1 Most Believable & Credible Newspaper #1 Social Media Site Globally: 1.2B AMU’s 13K Square Feet of Innovation Space 400K Daily Times Square #1 Broadcast Business News Network 400+ Events Hosted Annually Visitors 54

Nasdaq’s New Event Space 55

Investor Targeted Assets $14T AUM Located In Midtown Drive increased attendance to Analyst/ Investor days by leveraging Nasdaq’s ideal Midtown location where the majority of investment banks have moved their headquarters Nasdaq International Investor Conference Ideal Midtown Location for Analyst / Investor Days 56

57 Your Nasdaq Team Garrett Low Managing Director Garrett.Low@Nasdaq.com +1 415-439-3874

Report by Judge of Election G. WARREN ELLIOTT

Thank You